Exhibit 4.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated August 3, 2010, in this Registration Statement (Form S-6 No. 333-168083) of Smart Trust, Enhanced Value Trust (2010 Series E).

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP

Chicago, Illinois
August 3, 2010